Exhibit 99.1
FIGMA, INC.
IRREVOCABLE PROXY AND POWER OF ATTORNEY
Reference is made to (i) that certain Amended and Restated Voting Agreement, dated as of June 23, 2021 (as amended and/or restated from time to time, the “Voting Agreement”), by and among Figma, Inc., a Delaware corporation (the “Company”), the Investors (as defined therein) and the Key Holders (as defined therein), (ii) that certain Amended and Restated First Refusal and Co-Sale Agreement, dated as of June 23, 2021 (as amended and/or restated from time to time, the “ROFR Agreement” and, together with the Voting Agreement, the “Investor Agreements”), by and among the Company, the Investors (as defined therein) and the Common Holders (as defined therein) and (iii) the Restated Certificate of Incorporation of the Company (as may be amended and/or restated from time to time, the “Restated Certificate”).
Pursuant to Article IV, Part C, Section 1(p) of the Restated Certificate, this Proxy (as defined below) shall constitute a grant of a proxy to Dylan Field (the “Proxy Holder”) to exercise Voting Control (as defined in the Restated Certificate) over shares of the Company’s Class B Common Stock (“Class B Common Stock”) permitted under the Restated Certificate and therefore shall not be deemed a Transfer (as defined in the Restated Certificate) in accordance with the terms and provisions of the Restated Certificate.
For payment by cash or wire transfer of an aggregate amount equal to $250,000, as good and valuable consideration, paid to Evan Wallace and the Wu-Wallace Family Trust (the “Grantors”), the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the undersigned Grantors hereby irrevocably appoint Dylan Field (the “Proxy Holder, with full power of substitution, as each such undersigned Grantor's proxy, agent and attorney-in-fact (the “Proxy”), and grant to the Proxy Holder complete and unlimited authority to act, in his sole discretion, on each such undersigned Grantor's behalf, to vote any number of shares, of any class (including, but not limited to, Class B Common Stock, any other shares of the Company issued to the undersigned Grantors, including after the date of this Proxy, and any securities of the Company issued with respect to, upon conversion of, or in exchange or substitution of such shares), of the Company, owned or beneficially held by such undersigned Grantor at any time and from time to time, and as may be adjusted, and any and all shares or other securities issued in respect of such shares pursuant to stock splits, dividends, other distribution, recapitalization or otherwise (the “Shares”) on all matters (whether or not referred to in this Proxy) submitted to a vote of stockholders at a meeting of stockholders or through the solicitation of a written consent of stockholders (whether of any individual class of stock or of multiple classes of stock voting together) and for any contractual voting rights that may be applicable to the Shares, including, but not limited to: (i) causing any number of Shares to be counted as present at any and all general, special or class meetings of the Company's stockholders, (ii) representing such undersigned Grantor and voting or not voting in such undersigned Grantor's name at any and all general, special or class meetings of the stockholders of the Company, however called, in respect of the Shares, (iii) signing and executing on such undersigned Grantor's behalf with full power-of-attorney (a) any amendments, modifications, terminations and/or waivers to contractual agreements to which such undersigned Grantor is party to and bound by on account of the Shares (including but not limited as a “Key Holder” and “Stockholder” party to the Voting Agreement and as a “Common Holder” party to the ROFR Agreement), and (b) any written resolutions or consents of the stockholders of the Company in lieu of meetings, or any class thereof, in respect of the Shares, and all waivers, consents, proxies, other instruments with respect to said Shares, and other actions which may be taken by the stockholders of the Company (including without limitation any waiver of prior notice, right of first refusal and pre-emptive right), in the Proxy Holder's sole discretion, (iv) signing any and all documents necessary or advisable to effectuate the sale of Shares in an Acquisition (as such term is defined in the Company's 2012 Equity Incentive Plan or such similar term in any other equity incentive plan approved by the Board) or a Liquidation Event (as such term is defined in the Restated Certificate), including without limitation any ancillary documents prepared in connection with such Acquisition or Liquidation Event, and (v) receiving copies of all notices and communications with respect to the above (provided that such notices and communications are simultaneously provided to the undersigned Grantors); provided, however, that this Proxy shall not apply in the event the Company solicits a vote of its stockholders under Section 280G of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
As long as this Proxy is in effect, any and all voting rights that the undersigned Grantors may have with respect to the Shares shall be exercised exclusively by this Proxy and each of the undersigned Grantors agrees and acknowledges that such undersigned Grantor shall abstain from voting any of the Shares (in person, by proxy or by action by written consent, as applicable) on all matters except as set forth herein. Each of the undersigned Grantors hereby revokes any proxy(ies) previously given in respect of the Shares and agrees not to give any other proxies with respect to the Shares until such time as this Proxy expires. Notwithstanding anything to the contrary herein, to the extent the undersigned is a “Key Holder” and “Stockholder” under the Voting Agreement, each of the undersigned hereby acknowledges and confirms that the Voting Agreement remains in full force and effect and such undersigned Grantor remains bound by all obligations thereunder, and further acknowledges and agrees that this Proxy may and shall be used for purposes of the Voting Agreement.
This Proxy or any of the actions set forth above may be waived by the Proxy Holder at any time. A waiver of any single provision or in respect any single matter to be voted upon will not be construed to be a waiver for any other matter.
This Proxy shall automatically expire upon the earlier of (i) the liquidation, dissolution, or winding up of the business operations of the Company, (ii) the explicit written consent of the Proxy Holder, and (iii) such time as no Shares are held by (a) the Grantors, (b) if an individual, such Grantor's Family Members or (c) such Grantor's Permitted Entities (each term as defined in the Restated Certificate).
The undersigned Grantors acknowledge and agree that the Company is an intended third-party beneficiary of this Proxy and shall have the right, power and authority to enforce the provisions hereof as though it were a party hereto. This Proxy shall be specifically enforceable, and any breach or threatened breach of this Proxy shall be the proper subject of a temporary or permanent injunction or restraining order. Further, the undersigned Grantors waive, and acknowledge that there is not, any claim or defense that there is an adequate remedy at law for such breach of threatened breach.
This Proxy shall be governed by and construed according to the laws of the State of Delaware, excluding its conflict of law provisions. In addition, each of the undersigned Grantors consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery or other courts of the State of Delaware in the event any dispute arises out of this Proxy or any of the transactions contemplated by this Agreement.
This Proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the undersigned Grantors, as applicable. Prior to any transfer, sale, pledge, encumbrance, assignment, option, distribution or disposition, or any agreement or commitment providing therefor, of any Shares or an interest in any Shares (each, a “Transfer”) held by such undersigned Grantors and as a condition to such transfer, the transferee shall execute an irrevocable proxy in the form of this Proxy (the “Transferee Voting Proxy”). This Proxy shall survive the Transfer of Shares. Notwithstanding the foregoing, following the completion of the Qualified Public Offering or Direct Listing (each term as defined in the Restated Certificate), the transferee shall not be required to enter into a Transferee Voting Proxy (and the Shares shall no longer be subject to the restrictions of this Proxy) if at the time of such Transfer the Grantor is transferring (x) shares of Class B Common Stock that, upon completion of such Transfer, shall automatically convert into shares of the Company's Class A Common Stock (“Class A Common Stock”), or (y) shares of Class A Common Stock.
The undersigned Grantors acknowledge and agree that this Proxy is a special power of attorney coupled with an interest sufficient in law to support an irrevocable power and shall survive the bankruptcy, death, adjudication of incompetence or the like of himself.
The undersigned Grantors agree to not voluntarily convert the Shares, as applicable, from Class B Common Stock to Class A Common Stock without the prior written consent of the Proxy Holder.
Further, in voting the Shares in accordance with this Proxy, the Proxy Holder shall not be liable for any error of judgment nor for any act done or omitted, nor for any mistake of fact or law, nor for anything which the Proxy Holder may do or refrain from doing in good faith, nor shall the Proxy Holder have any accountability hereunder, except for his bad faith, gross negligence or willful misconduct. Each of the undersigned Grantors hereby confirm that in no event shall the undersigned Grantors raise any demands nor file any claims regarding the Proxy or the Proxy Holder's actions, discretion or omissions.
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IN WITNESS WHEREOF, the undersigned have executed this IRREVOCABLE PROXY AND POWER OF ATTORNEY as of the date written below.

GRANTORS:

Signature:	/s/ Evan Wallace
Printed Name:	Evan Wallace
Date:	3/7/2022

Signature:	/s/ Evan Wallace
Printed Name:	Wu-Wallace Family Trust
By:	Evan Wallace
Title:	Trustee
Date:	3/7/2022

Acknowledged and Agreed:

PROXY HOLDER:

Dylan Field

By:	/s/ Dylan Field
Date:	3/3/2022